EXHIBIT 4.1

FLEX LTD.,

as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

Indenture

Dated as of June 6, 2019

i

Section 9.06.	Payments for Consents	45
Section 9.07.	Reference in Securities to Supplemental Indentures	45

INDENTURE, dated as of June 6, 2019, between Flex Ltd., a Singapore registered public company limited by shares and having company registration no. 199002645H, acting (subject to Section 1.17 hereof) through its Bermuda branch, as Issuer (as more fully set forth in Section 1.01, the “Company”), having a principal place of business from which it conducts operations in accordance with its permit located at 16 Par-la-Ville Road, Hamilton HM08 Bermuda, and U.S. Bank National Association, a national banking association duly organized under the laws of the United States of America, as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of the Indenture to provide for the issuance of unsecured debt securities in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof;

WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done; and

WHEREAS, the Indenture is subject to, and will be governed by, the provisions of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) that are required to be a part of and govern indentures qualified under the Trust Indenture Act.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.                         Definitions.  For all purposes of this Indenture, except as otherwise expressly provided herein or in any indenture supplemental hereto or unless the context otherwise requires:

(i)             the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)          all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

(iii)       the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder, has the meaning specified in Section 1.04.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agent Members” means members of, or participants in, the Depositary, Euroclear or Clearstream.

“Authenticating Agent” means an authenticating agent with respect to any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.12.

“Board of Directors” means the board of directors or comparable governing body of the Company, or any committee thereof duly authorized to act on its behalf.

“Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, regulation or executive order to close in The City of New York or in a place of payment.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg (formerly Cedel Bank, société anonyme), and any successor thereto.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Order” means a written request or order signed in the name of the Company by any of its Chairman of the Board, its Chief Executive Officer, its President, any Vice President, its Chief Financial Officer, its Treasurer, its Controller, an Assistant Treasurer, its Secretary, an Assistant Secretary or any other officer or authorized representative or signatory of the Company designated from time to time by its Board of Directors, and delivered to the Trustee.

“Corporate Trust Office” means the office of the Trustee at which the Indenture is principally administered, which at the date of the Indenture is located at 633 West Fifth Street, Los Angeles, CA 90071, Attn: P. Oswald (Flex Ltd. Base Indenture).

“corporation” means a corporation, association, company, joint-stock company,  business trust or other business entity.

“Default” means any event that is or with the passage of time or the giving of notice or both would become an Event of Default.

“Depositary” means The Depository Trust Company until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean such successor Depositary; provided that, for the avoidance of doubt, the Company may appoint different Depositaries under this Indenture with respect to separate series of Securities issued hereunder.

“Euroclear” means the Euroclear Clearance System and any successor thereto.

“Event of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, from time to time and the rules and regulations of the Commission promulgated thereunder.

“Global Security” means a Security in global form registered in the Securities Register in the name of a Depositary or a nominee thereof.

“Governmental Obligations” means notes which are (i) direct obligations of the United States of America (“U.S.”) where the payment or payments thereunder are supported by the full faith and credit of the U.S. or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the U.S. where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the U.S., and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or other amount with respect to any such government obligation held by such custodian for the account of the holder of a depository receipt; provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of or other amount with respect to the government obligation evidenced by such depository receipt.

“Holder” means a Person in whose name a Security is registered in the Securities Register.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture with respect to one or more series of Securities, respectively.  The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 2.01.

“Interest Payment Date”, when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in an Officer’s

Certificate or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“Notice of Default” has the meaning specified in Section 6.01.

“Officer’s Certificate” means a certificate signed on behalf of the Company by any of its Chairman of the Board, its Chief Executive Officer, its President, any Vice President, its Chief Financial Officer, its Treasurer, its Controller, an Assistant Treasurer, its Secretary, an Assistant Secretary or any other officer or authorized representative or signatory of the Company designated from time to time by its Board of Directors.

“Opinion of Counsel” means a written opinion of counsel, who may be external or in-house counsel for the Company, and who shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01.

“Outstanding” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)                                     Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(ii)                                  Securities, or portions thereof, for whose payment, repurchase price upon any required repurchase or redemption money or Governmental Obligations in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own paying agent) for the Holders of such Securities; provided, that if such Securities (or portions thereof) are to be redeemed or repurchased at the option of Holders prior to the maturity thereof, notice of such redemption or required repurchase shall have been given to the Holders as provided herein or in any indenture supplemental hereto; and

(iii)                               Securities that have been paid or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01 and (ii) Securities which are owned by the Company or any other obligor on the Securities with respect to which such determination is being made or by any Affiliate of the Company shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows are so owned, or has received written notice from the Company that such Securities are so owned, shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the Company or such Affiliate delivers an Officer’s Certificate to the Trustee certifying as to the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.

“record date” has the meaning specified in Section 2.07.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture, and shall also mean any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject matter.

“Security” or “Securities” has the meaning specified in the first paragraph of the Recitals of the Company in this Indenture or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Securities Register” has the meaning specified in Section 2.08.

“Securities Registrar” means a Person engaged to maintain the Securities Register.

“Subject Country” has the meaning specified in Section 4.02.

“Subject Transaction” has the meaning specified in Section 4.02.

“Successor Entity” has the meaning specified in Section 4.02.

“Trust Indenture Act” has the meaning specified in the recitals to this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument and any successor Trustee pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series will mean the Trustee with respect to Securities of that series.

“Vice President,” when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

Section 1.02.                         Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act.  Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an officer or authorized representative or signatory of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of this Indenture and the Trust Indenture Act and any other requirement set forth in this Indenture.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)                                 a statement that each person signing the certificate or opinion has read the covenant or condition and the related definitions;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of each such person, such individual has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)                                 a statement as to whether, in the opinion of each such person, such condition or covenant has been complied with.

Section 1.03.                         Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer or authorized representative or signatory of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers, or other authorized representative or representatives or signatory or signatories, of the Company or certificates of public officials.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.04.                         Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of a specified percentage in principal amount of any or all series of Outstanding Securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the Holders of such specified percentage in person or by agent duly appointed in writing and delivered to the Trustee, and such action shall become effective pursuant to the provisions of the Indenture.  The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signor acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee reasonably deems sufficient.

(c)                                  The Company may, but is not obligated to, fix a record date (which need not be within the time limits otherwise prescribed by Trust Indenture Act Section 316(c)) for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If a record date is fixed, those Persons that were Holders at such record date and only those Persons will be entitled to act, or to revoke any previous act, whether or not those Persons continue to be Holders after the record date.

(d)                                 The ownership of Securities shall be proved by the Securities Register.

(e)                                  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security of a series shall bind every future Holder of the same Security and the Holder of every such Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 1.05.                         Notices, Etc., to Trustee and Company.  (a) Any notice or communication to the Company will be deemed given if in writing (i) when delivered in person or (ii) five days after mailing when mailed by first class mail, or (iii) when sent by facsimile transmission, with transmission confirmed.  Any notice to the Trustee will be effective only upon receipt by a Responsible Officer.  In each case the notice or communication should be addressed as follows:

if to the Company:

Flex Ltd.
6201 America Center Drive

San Jose, CA 95002

United States of America

Attention: General Counsel

Facsimile: (408) 935-8147

if to the Trustee:

U.S. Bank National Association
Corporate Trust Services

633 West Fifth Street, 24th Floor

Los Angeles, CA 90071

Attention: P. Oswald (Flex Ltd. Base Indenture)

Facsimile: (213) 615-6197

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Section 1.06.                         Notice to Holders; Waiver.  Except as otherwise expressly provided with respect to published notices, any notice or communication to a Holder will be deemed given when mailed to the Holder at its address as it appears on the Securities Register by first class mail or, as to any Global Security registered in the name of the Depositary or its nominee, by electronic means in accordance with the Depositary’s operational procedures.  Copies of any notice or communication to a Holder, if given by the Company, will be provided to the Trustee by mail or e-mail (PDF) or facsimile transmission at the same time.  Defect in mailing a notice or communication to any particular Holder will not affect its sufficiency with respect to other Holders.  Where the Indenture provides for notice, the notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and the waiver will be the equivalent of the notice.  Waivers of notice by Holders must be filed with the Trustee, but such filing is not a condition precedent to the validity of any action taken in reliance upon such waivers.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

The Trustee may accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods from an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail (PDF) or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.07.                         Trust Indenture Act.  The Indenture shall incorporate and be governed by the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act.   If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required hereunder to be a part of and govern this Indenture with respect to one or more series of Securities, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded with respect to a series of Securities, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.08.                         Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof, and all Article and Section references are to Articles and Sections, respectively, of this Indenture unless otherwise expressly stated.

Section 1.09.                         Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.  All agreements of the Trustee in the Indenture will bind its successors.

Section 1.10.                         Severability Clause.  In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Indenture and such Securities shall not in any way be affected or impaired thereby.

Section 1.11.                         Benefits of Indenture.  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their respective successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.                         Governing Law; Submission to Jurisdiction.  The Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.  To the fullest extent permitted by applicable law, the Company hereby irrevocably submits to the jurisdiction of any Federal or State court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Indenture or any Securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which the Company is subject by a suit upon such judgment, provided, that service of process is effected upon the Company in the manner specified in an indenture supplemental hereto or as otherwise permitted by law. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture, to the extent permitted by law.

Section 1.13.                         Waiver of Right to Trial by Jury.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.14.                         No Liability of Directors, Officers, Employees, Incorporators, Members and Stockholders.  No director, officer, employee, incorporator, member or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations.  Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 1.15.                         Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 1.16.                         Payment Date Other Than a Business Day.  If any payment with respect to a payment of any principal of, premium, if any, or interest on any Security (including any payment to be made on any date fixed for redemption or purchase of any Security) is due on a day which is not a Business Day, then the payment need not be made on such date, but may be made on the next Business Day with the same force and effect as if made on such date, and no interest will accrue for the intervening period.

Section 1.17.                         Bermuda Branch; Full Recourse Obligations. Notwithstanding anything to the contrary contained herein, all payments for the account of the Company with respect to the Securities shall be made to or incurred by the Company at its Bermuda branch with a principal place of business from which it conducts operations in accordance with its permit located at 16 Par-la-Ville Road, Hamilton, HM08 Bermuda and all payments of principal and interest with respect to the Securities by, and other obligations of, the Company will be incurred by the Company through its Bermuda branch; provided, that, notwithstanding the foregoing, the Company acknowledges and agrees that its obligations hereunder and under the Securities are full recourse to Flex Ltd., a company incorporated in Singapore, and are in no manner limited to any extent to any branch thereof and shall in no manner impair the Trustee’s or any Holder’s ability to enforce or collect any obligation from the Company.

Section 1.18.                         Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.19.                         USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

ARTICLE 2
THE SECURITIES

Section 2.01.                         Forms Generally.  The Securities of each series and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in such form (not inconsistent with this Indenture) as shall be established and set forth in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legends, notations or endorsements as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officer, representative or signatory executing such Securities, as evidenced by such officer’s, representative’s or signatory’s execution of the Securities.

The definitive Securities shall be printed, lithographed, typewritten or otherwise reproduced, all as determined by the officer, authorized representative or signatory executing such Securities, as evidenced by the execution of such Securities by such the officer, authorized representative or signatory.

Section 2.02.                         [Intentionally Omitted].

Section 2.03.                         Amount Unlimited; Issuable in Series.  Subject to compliance with this Section 2.03, the aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series:

(a)                                 the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities) and ranking (including the terms of any subordination provisions) of the series;

(b)                                 any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, Section 2.09, Section 2.11 or Section 5.03);

(c)                                  the date or dates on which the principal of the Securities of the series is payable;

(d)                                 the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record dates for the determination of Holders to whom interest is payable on such Interest Payment Dates;

(e)                                  the right, if any, to extend the interest payment periods and the duration of such extension;

(f)                                   the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);

(g)                                  the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(h)                                 the obligation, if any, of the Company to redeem, purchase or repay Securities of the series at the option of a Holder thereof pursuant to any sinking fund or otherwise and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i)                                     if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(j)                                    the percentage of the principal amount at which the Securities will be issued, and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 or provable in bankruptcy pursuant to Section 6.02;

(k)                                 whether the Securities are issuable under Rule 144A, Regulation S or any other exemption under the Securities Act and, in such case, any provisions unique to such form of issuance including any transfer restrictions or exchange and registration rights;

(l)                                     whether the Securities are issuable as one or more Global Securities and, in such case, the identity of the Depositary for such series;

(m)                             any deletion from, modification of or addition to the Events of Default or covenants provided for with respect to the Securities of such series;

(n)                                 any provisions granting special rights to Holders when a specified event occurs;

(o)                                 whether and under what circumstances the Company will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person (within the meaning of Regulation S under the Securities Act) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem the Securities of the series rather than pay such additional amounts;

(p)                                 any special tax implications of the Securities, including provisions for Original Issue Discount Securities;

(q)                                 any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(r)                                    any guarantor or co-issuer of the Securities of such series;

(s)                                   any special interest premium or other premium;

(t)                                    whether the Securities are convertible or exchangeable into, cash, ordinary shares or other equity securities or other assets or property of the Company or a combination thereof and the terms and conditions upon which such conversion or exchange shall be effected;

(u)                                 the currency in which payments shall be made, if other than U.S. dollars;

(v)                                 any provision of the Securities that would determine payments on the Securities by reference to an index or a formula;

(w)                               if the principal amount to be paid at the fixed maturity of such series is not determinable as of one or more dates prior to such fixed maturity, the amount that will be deemed to be the principal amount as of any such date for any such purpose;

(x)                                 any additional provisions relating to the defeasance or discharge of the Securities of the series for purposes of Article 8; and

(y)                                 any and all other terms of the series (which terms shall not be inconsistent with the provisions of the Indenture) including any terms which may be required by or advisable under U.S. law or regulations or advisable in connection with the marketing of Securities in such series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be set forth in any indenture supplemental hereto.  The Company may, without notice to or the consent of the Holders, increase the principal amount of the

Securities of any series by issuing additional Securities of the same series in the future on the same terms and conditions as the Securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided, that if the additional Securities are not fungible with the Securities of such series for U.S. federal income tax purposes, such additional Securities will have one or more separate CUSIP numbers. Whether or not such additional Securities are so fungible, the Securities of any series and any additional Securities of such series the Company may issue in the future will be treated as a single series for all other purposes under this Indenture, including for purposes of determining whether the required percentage of the Holders of record of the Securities of such series has given approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of all Holders of the Securities of such series.

There shall be established in one or more indentures supplemental hereto, prior to the issuance of any additional Securities of any series:

(i)                                     the aggregate principal amount of such additional Securities to be authenticated and delivered pursuant to this Indenture;

(ii)                                  the issue price, the issue date and the CUSIP numbers, if any, of such additional Securities and, to the extent applicable, the date from which interest shall accrue on, and the initial Interest Payment Date for, such additional Securities; and

(iii)                               whether such additional Securities shall be transfer restricted Securities or have any registration or exchange rights.

Section 2.04.                         Authentication and Delivery of Securities.  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order.  The Trustee, in accordance with such Company Order, shall authenticate and deliver such Securities.

Prior to the initial issuance of Securities of any series, in authenticating such Securities and accepting the additional responsibilities under the Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon:

(a)                                 any executed supplemental indenture  establishing or setting forth the form and terms of the Securities as required pursuant to Section 2.01 and Section 2.03, respectively, and

(b)                                 an Opinion of Counsel, prepared in accordance with Section 1.02, to the effect that

(i)                                     the form or forms and terms of such Securities have been established by a supplemental indenture as permitted by Section 2.01 and Section 2.03 in conformity with the provisions of this Indenture; and

(ii)                                  such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such

Opinion of Counsel, will constitute valid and binding obligations of the Company entitled to the benefits of this Indenture, and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors’ rights generally, and general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

Section 2.05.                         Execution of Securities.  The Securities shall be signed in the name of the Company by any one of its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its President, its Treasurer, one of its Vice Presidents or any other officer or authorized representative or signatory of the Company designated from time to time by its Board of Directors.   Such signature may be the manual or facsimile signature of the present or any future such officer.  Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.

In case any officer or authorized representative or signatory of the Company who shall have signed any of the Securities shall cease to be such officer, representative or signatory before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer, representative or signatory of the Company; and any Security may be signed on behalf of the Company by such person as, at the actual date of the execution of such Security, shall be the proper officer, representative or signatory of the Company, although at the date of the execution and delivery of this Indenture any such person was not such an officer, representative or signatory.

Section 2.06.                         Certificate of Authentication.  Only such Securities as shall bear thereon a certificate of authentication, executed by the Trustee by the manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 2.07.                         Denomination and Date of Securities; Payments of Interest.  The Securities shall be issuable as registered securities without coupons and in denominations as shall be specified as contemplated by Section 2.03.  In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in minimum denominations of $2,000 in principal amount and integral multiples of $1,000 in excess thereof.  The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officer, representative or signatory of the Company executing the same may determine as evidenced by the execution and authentication thereof.

The principal of and the interest on the Securities of any series shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose.

Each Security shall be dated the date of its authentication, shall bear interest, if any, from the date and shall be payable on the dates, in each case, established as contemplated by Section 2.03.

Except as otherwise provided pursuant to Section 2.03, the Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any Interest Payment Date for such series shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent special record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Holders not less than 15 days preceding such subsequent special record date.  The term “record date” as used with respect to any Interest Payment Date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular series, or, if no such date is so specified, if such Interest Payment Date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such Interest Payment Date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

Section 2.08.                         Registration, Transfer and Exchange.  The Company may appoint one or more Securities Registrars.  The Company initially appoints the Trustee as Securities Registrar.  The Company will keep or cause to be kept at one of the offices or agencies to be maintained for the purpose as provided in Section 3.02 a register (the “Securities Register”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided.  The Securities Register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time.  At all reasonable times the Securities Register shall be open for inspection by the Trustee.

Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, and upon satisfaction by the transferor and the transferee of the requirements and conditions established in or pursuant to the Indenture,  the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series in authorized denominations for a like aggregate principal amount.

Any Security or Securities of any series may be exchanged for a Security or Securities of the same series in other authorized denominations, in an equal aggregate principal amount.  Securities of any series to be exchanged shall be surrendered at any office or agency to be maintained by the Company for the purpose as provided in Section 3.02 and, upon satisfaction by the Holder making the exchange of the requirements and conditions established in or pursuant to the Indenture, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities of the same series which the Holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously Outstanding.

All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney duly authorized in writing, together with signature guarantees for such Holder or attorney.

The Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities.  No service charge shall be made for any such transaction.

Neither the Company nor the Trustee shall be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days preceding the selection of Securities of such series to be redeemed or purchased  pursuant to any required offer to purchase the notes, (b) any Securities selected, called or being called for redemption except, in the case of any Security where such Security is to be redeemed in part, the portion thereof not so to be redeemed or (c) if a redemption is to occur after a record date but on or before the corresponding interest payment date, any Securities on or after the record date and before the date of redemption.

In addition to the transfer requirements provided in this Section 2.08, any Security or Securities will be subject to such further transfer restrictions as may be contained in an indenture supplemental hereto applicable to such series of Securities.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security or definitive Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

All Securities issued upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Securities surrendered upon such transfer or exchange.

Section 2.09.                         Mutilated, Defaced, Destroyed, Lost and Stolen Securities.  In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Company in its discretion may execute, and upon the receipt of a Company Order, the Trustee shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously Outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen.  In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.  In case any Security, which has matured or is about to mature or has been called for redemption in full or has otherwise become or is about to become due and payable, shall become mutilated or defaced or be destroyed, lost or stolen, the Company may instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security of any series issued pursuant to the provisions of this section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder.  All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 2.10.                         Cancellation of Securities; Destruction Thereof.  The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold.  Any Securities Registrar or paying agent will forward to the Trustee any Securities surrendered to it for transfer, exchange or payment.  The Trustee will cancel all Securities surrendered for transfer, exchange, payment or cancellation and dispose of them in accordance with its normal procedures upon the written instructions of the Company, and will provide confirmation of such cancellation or disposition to the Company upon the Company’s written request.  The Company may not issue new Securities to replace Securities it has paid in full or delivered to the Trustee for cancellation.

Section 2.11.                         Temporary Securities.  Pending the preparation of definitive Securities for any series, the Company may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced).  Temporary Securities of any series shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the officer or authorized signatory executing the temporary Securities, as evidenced by the execution of the temporary Securities.  Temporary

Securities may contain such reference to any provisions of the Indenture as may be appropriate.  Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.  Without unreasonable delay the Company shall cause  definitive Securities of such series to be prepared and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for that purpose pursuant to Section 3.02, and the Company will execute and the Trustee will authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series in authorized denominations.  Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under the Indenture as definitive Securities of such series.

Section 2.12.                         Authenticating Agent.  So long as any of the Securities of any series remain Outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint.  Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of the Indenture and shall be valid and binding for all purposes as if authenticated by the Trustee hereunder.  All references in this Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series.  Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by Federal or State authorities.  If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.  Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time (and upon written request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company.  Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company.  Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

Section 2.13.                         Global Securities. If the Company shall establish pursuant to Section 2.03 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security that shall (iv) represent, and be issued in a denomination or aggregate denominations equal to the aggregate principal amount of all the Securities to be represented by a Global Security, (v) be registered in the name of the Depositary or its nominee, (vi) be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (vii) bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.13 of the Indenture, this Security may be transferred, in whole but not in part, only to the Depositary, to another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

Notwithstanding the provisions of Section 2.08, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.08, only to the Depositary for such series, to another nominee of the Depositary for such series or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

Ownership of beneficial interests in a registered Global Security will be limited to Agent Members that have accounts with the Depositary or Persons that may hold interests through Agent Members.  Upon the issuance of a registered Global Security, the Depositary will credit, on its book-entry registration and transfer system, the Agent Members’ accounts with the respective principal or face amounts of the Securities beneficially owned by the Agent Members.  Any dealers, underwriters, initial purchasers or agents participating in the distribution of the Securities will designate the accounts to be credited.  Ownership of beneficial interests in a registered Global Security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the Depositary, with respect to interests of Agent Members, and on the records of Agent Members, with respect to interests of Persons holding through Agent Members.

So long as the Depositary, or its nominee, is the registered owner of a registered Global Security, that Depositary or its nominee, as the case may be, will be considered the sole owner or Holder of the Securities represented by the registered Global Security for all purposes under the Indenture. Except as described in this Section 2.13, owners of beneficial interests in a registered Global Security will not be entitled to have the Securities represented by the registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Securities in definitive form and will not be considered the owners or Holders of the Securities under the Indenture.  Accordingly, each Person owning a beneficial interest in a registered Global Security must rely on the procedures of the Depositary for that registered Global Security and, if that Person is not an Agent Member, on the procedures of the Agent Member through which the Person owns its interest, to exercise any rights of a Holder under the Indenture.  Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under the Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Principal and interest payments on Securities represented by a Global Security registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the registered Global Security.  None of the Company, the Trustee or any other agent of the Company, or any agent of the Trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered Global Security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

If (i) at any time the Depositary for a series of the Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or that it is no longer registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within  90 days after the Company receives such notice, or (ii) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, this Section 2.13 shall no longer be applicable to the Securities of such series and the Company will execute, and subject to Section 2.08, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security.  In addition, the Company may, subject to the procedures of the Depositary, at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.13 shall no longer apply to the Securities of such series.  In such event the Company will execute and subject to Section 2.08, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security.  Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be cancelled by the Trustee.  Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.13 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect Agent Members or otherwise, shall instruct the Trustee in writing.  The Company and the Trustee shall be entitled to conclusively rely on such instructions from the Depositary and shall incur no liability to any Person for any losses or damages arising as a result of any delay in receiving such instructions.  The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

Section 2.14.                         CUSIP or ISIN Numbers. In issuing the Securities, the Company may use “CUSIP” or “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” or “ISIN” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” or “ISIN” numbers.

Section 2.15.                         Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in any Global Security held by Agent Members through Euroclear and Clearstream.

ARTICLE 3
COVENANTS

Section 3.01.                         Payments of Principal and Interest. (a) The Company covenants and agrees for the benefit of each series of Securities that it will pay or cause to be paid the principal of, and interest on, each of the Securities of such series at the place or places, at the respective times and in the manner provided in such Securities.  The Company agrees to pay interest on overdue principal, and, to the extent lawful, overdue installments of interest at the rate per annum specified in such Securities.  Unless otherwise provided in the Securities of any series, not later than 11:00 A.M. (New York City time) on the due date of any principal of, or interest on, any Securities, the Company will deposit with the paying agent moneys in immediately available funds sufficient to pay such amounts; provided, that if the Company or any Affiliate of the Company is acting as paying agent, it will, on or before each due date, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such amounts until paid to such Holders or otherwise disposed of as provided in this Indenture.  In each case, unless the paying agent is the Trustee, the Company will promptly notify the Trustee of its compliance with this paragraph.

(a)                                 An installment of principal or interest will be considered paid on the date due if the Trustee (or paying agent, other than the Company or any Affiliate of the Company) holds on that date money designated for and sufficient to pay the installment.  If the Company or any Affiliate of the Company acts as paying agent, an installment of principal or interest will be considered paid on the due date only if paid to the Holders.

(b)                                 Payments in respect of the Securities represented by Global Securities are to be made by wire transfer of immediately available funds to the account specified by the Holder of the Global Securities.  With respect to any definitive Security, the Company will make all payments by wire transfer of immediately available funds to the accounts specified in writing by the Holders thereof or, if no account is specified at least 15 days prior to the applicable date for such payment, by check mailed to such Holder at its address as it appears in the Securities Register.

Section 3.02.                         Maintenance of Office or Agency.  The Company will maintain in the United States of America, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served.  The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company.  The Company will give written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served to the Trustee; provided that the Corporate Trust Office of the Trustee shall not be an office or agency of the Company for the purpose of service of legal process against the Company.

The Company may also from time to time designate one or more other offices or agencies where the Securities may be surrendered or presented for any of such purposes and may from time to time rescind such designations.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 3.03.                         Paying Agents.  Whenever the Company shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Company and the Trustee, subject to the provisions of this Section 3.03,

(a)                                 that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,

(b)                                 that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable,

(c)                                  that it will pay any such sums so held in trust by it to the Trustee upon the Trustee’s written request at any time during the continuance of the failure referred to in Section 3.03(b) above, and

(d)                                 that it will perform all other duties of paying agent as set forth in this Indenture.

(e)                                  Anything in this Section 3.03 to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Company or any paying agent hereunder, as required by this Section 3.03, such sums to be held by the Trustee upon the trusts herein contained.

Anything in this Section 3.03 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this section is subject to the provisions of Section 8.05 and Section 8.06.

Upon any Event of Default under Section 6.01(d) or 6.01(e), the Trustee shall automatically be the paying agent.

Section 3.04.                         Statement by Officers as to Default.  The Company will  deliver to the Trustee within 120 days after the end of each fiscal year a certificate from the principal executive, financial or accounting officer of the Company stating that the officer has conducted or supervised a review of the activities of the Company and its performance under the Indenture and that, based upon such review, the Company has fulfilled its obligations hereunder or, if there has been a Default or Event of Default, specifying the Default or Event of Default and the action which the Company proposes to take with respect thereto.

The Company will deliver to the Trustee, as soon as possible and in any event within five calendar days after the Company becomes aware of the occurrence of a Default or Event of Default, an Officer’s Certificate setting forth the details of the Default or Event of Default, and the action which the Company proposes to take with respect thereto.

Section 3.05.                         Existence.  The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and its material rights, licenses and franchises; provided, that the Company is not required to preserve any such right, license or franchise, if, in the judgment of the Company, the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company; provided further that this Section does not prohibit any transaction otherwise permitted by Article 4.

Section 3.06.                         Reports and Delivery of Certain Information.  At any time that the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Securities are outstanding, the Company will furnish to the Trustee and make available on its website copies of such annual and quarterly reports and such information, documents and other reports as are required under Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation (and not a foreign private issuer) subject to such provisions, within 15 days after the filing with the Commission of such information, documents and reports under such provisions.  Documents filed with the Commission via the EDGAR system (or any successor thereto) will be deemed to be filed with the Trustee at the time such documents are filed via such system, though the Trustee shall have no duty to monitor whether such filings have been made.  Delivery of these reports and information to the Trustee is for informational purposes only and the Trustee’s receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).  All obligors on the Securities will comply with Section 314(a) of the Trust Indenture Act.

ARTICLE 4
CONSOLIDATION, MERGER, OR SALE OF ASSETS

Section 4.01.                         Consolidation, Merger or Sale of Assets by the Company.

(a)                                 The Company shall not consolidate, merge, combine or amalgamate with or into (whether or not the Company is the surviving entity), any other Person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety, or permit any other Person to consolidate, merge, combine or amalgamate with or into the Company unless:

(i)                                     the Company is the surviving entity or the Person formed by or surviving any such consolidation, merger, combination or amalgamation (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of either (A) the United States, any state thereof, the District of Columbia or Singapore or (B) a Subject Country, in which case the Company must have satisfied its obligations as set forth in Section 4.02;

(ii)                                  if the Company is not the surviving entity, such surviving or successor Person will expressly assume, by supplemental indenture, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to all of the Securities, and the performance of the Company’s obligations under the Indenture, including, if any Securities are then secured pursuant to the Indenture, any collateral documents relating thereto, and the Securities issued hereunder;

(iii)                               immediately after giving effect to such transaction, no Default or Event of Default exists; and

(iv)                              the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the Indenture.

(b)                                 Upon the consummation of any transaction effected in accordance with these provisions, if the Company is not the continuing Person, the resulting, surviving or transferee Person will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Securities with the same effect as if such successor Person had been named as the Company in the Indenture.  Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets or a lease of all or less than all its assets, the Company will be released from its obligations under the Indenture and the Securities.

Section 4.02.                         Restrictions upon Reincorporating, Merging or Consolidating into a Subject Country.

(a)                                 The Company may not consolidate, merge, combine or amalgamate with or into any other person or convey, transfer or lease its property and assets as an entirety or substantially as an entirety to any other person, or permit any other person to consolidate, merge, combine or amalgamate with or into it (a “Subject Transaction”) unless it satisfies the conditions set forth below. If the surviving or resulting transferee, lessee or successor Person (the “Successor Entity”) in a Subject Transaction is incorporated in any jurisdiction other than the country of Singapore and the United States of America, or any state thereof or the District of Columbia (any such jurisdiction, a “Subject Country”), then the Company must satisfy the conditions specified in paragraphs (b), (c) and (d) below as promptly as practicable but no later than 60 days following the date of such Subject Transaction:

(b)                                 the Company shall have delivered to the Trustee an Opinion of Counsel as to the continued validity, binding effect and enforceability of this Indenture and the Securities and to the further effect that such counsel is not aware of any pending change in, or amendment to, the laws (or any regulations promulgated thereunder) of any Subject Country in which the proposed Successor Entity is incorporated or maintains its principal place of business or principal executive office, or any taxing authority thereof or therein, affecting taxation, or any pending execution of or amendment to, or any pending change in application of or official position regarding, any treaty or treaties affecting taxation to which any such Subject Country is a party, which, in any such case, would permit the Company to redeem the Securities pursuant to any optional redemption upon changes in tax laws provided for under this Indenture or any supplemental indenture, it being understood that such counsel may, in rendering such opinion, rely, to the extent appropriate, on opinions of independent local counsel of recognized standing and the Company may instead deliver two or more opinions of counsel which together cover all of the foregoing matters;

(c)                                  the Company shall have delivered to the Trustee a certificate, signed by two Officers of the Successor Entity, as to the continued validity, binding effect and enforceability of this Indenture and the Securities; and

(d)                                 the Successor Entity shall, promptly but no later than 60 days following the date of such Subject Transaction, consent to the jurisdiction of the Federal or State courts located in the Borough of Manhattan in The City of New York, New York.

In the event of any Subject Transaction in which the Successor Entity is organized and existing under the laws of a Subject Country, the Company will indemnify and hold harmless the Trustee and each Holder from and against any and all present and future taxes, levies, imposts, charges and withholdings (including, without limitation, estate, inheritance, capital gains and other similar taxes), and any and all present and future registration, stamp, issue, documentary or other similar taxes, duties, fees or charges, imposed, assessed, levied or collected by or for the account of any jurisdiction or political subdivision or taxing or other governmental agency or authority thereof or therein on or in respect of the Securities, this Indenture or any other agreement relating to calculations to be performed with respect to the Securities or any amount paid or payable under any of the foregoing which, in any such case, would not have been imposed had such Subject Transaction not occurred.

ARTICLE 5
REDEMPTION OF SECURITIES AND SINKING FUND PROVISIONS

Section 5.01.                         Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise contemplated by Section 2.03 for Securities of such series.

Section 5.02.                         Notice of Redemption; Partial Redemption.

(a)                                 If the Company elects to redeem Securities of any series, it must notify the Trustee of the redemption date and the principal amount of Securities of such series to be redeemed by delivering an Officer’s Certificate at least 40 days before the redemption date, and in no event less than 10 days prior to the sending of the notice of redemption to the Holders of such Securities (unless a shorter period is satisfactory to the Trustee).  If fewer than all of the Securities of the applicable series are being redeemed, (i) in the case of Securities of a series not in the form of Global Securities, the Officer’s Certificate must also specify a record date not less than 15 days after the date the notice of redemption is given to the Trustee, and the Trustee will select the Securities of such series to be redeemed pro rata, by lot or by any other method customarily authorized by the clearing systems (including the Depositary), and will notify the Company promptly of the Securities of such series or portions of the Securities of such series to be called for redemption; provided however, that the principal amount of the Securities of such series so selected by the Trustee for such partial redemption shall not exceed the amount which the Company has chosen to redeem, and (ii) in the case of Securities of a series in the form of Global Securities, the Securities of such series to be redeemed will be selected in accordance with the procedures of the applicable clearing system; provided, that, in each case the Securities of such series will be redeemed in minimum denominations of $2,000 principal amount and higher integral multiples of $1,000.  Notice of redemption must be sent by the Company, or at the Company’s request given at least 5 days before such notice is to be sent (unless a shorter period is satisfactory to the Trustee), by the Trustee in the name and at the expense of the Company, to the Holders whose Securities of such series are to be redeemed at least 30 days but not more than 60 days before the redemption date.

(b)                                 The notice of redemption to the Holders will identify the Securities of the applicable series to be redeemed and will include or state the following:

(1)                     the redemption date;

(2)                     the redemption price, including the portion thereof representing any accrued interest;

(3)                     the place or places where such Securities are to be surrendered for redemption;

(4)                     that, if applicable, such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case;

(5)                     on the redemption date the redemption price will become due and payable on such Securities called for redemption, and interest on such Securities called for redemption will cease to accrue on and after the redemption date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date);

(6)                     if any Securities are redeemed in part, on and after the redemption date, upon surrender of such Securities, new Securities equal in principal amount to the unredeemed portion will be issued, provided that no new Securities in a principal amount less than the applicable minimum denomination shall be issued;

(7)                     if any Securities contain a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on the Securities or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on the Securities.

Not later than 11:00 A.M. (New York City time) on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.03) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.  The Trustee or paying agents will promptly return to the Company any money deposited with the Trustee or paying agents by the Company in excess of the amount necessary to pay the redemption price of and accrued interest on all Securities to be redeemed.

Section 5.03.                         Payment of Securities Called for Redemption.  If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption.  On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, that any payment of interest becoming due on or before the date fixed for redemption shall be payable to the Holders of such Securities registered as such at the close of business on the relevant record date.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or yield to maturity (in the case of an Original Issue Discount Security) borne by the Security.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

Section 5.04.                         Exclusion of Certain Securities from Eligibility for Selection for Redemption.  Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 15 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01.                         Events of Default.  “Event of Default,” wherever used herein with respect to any series of Securities, occurs if:

(a)                                 the Company defaults in the payment of interest on any of the Securities of such series when the same becomes due and payable, and such default continues for a period of 30 days;

(b)                                 the Company defaults in the payment of the principal of any of the Securities of such series when the same becomes due and payable, at maturity, upon acceleration or redemption, or otherwise;

(c)                                  the Company defaults in the performance of or breaches any other covenant, warranty or agreement of the Company in this Indenture in respect of the Securities of such series or the applicable series of Securities and the default or breach continues for a period of 90 consecutive days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of all affected series (voting together as a single class) a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder;

(d)                                 an involuntary case or other proceeding is commenced against the Company with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding remains undismissed and unstayed for a period of 60 days; or an order for relief is entered against the Company under the federal bankruptcy laws as now or hereafter in effect; or

(e)                                  the Company (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or of all or substantially all of the property and assets of the Company or (iii) effects any general assignment for the benefit of creditors.

Section 6.02.                         Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than those specified in 6.01(d) and 6.01(e)) with respect to one or more series of Securities occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of all affected series then Outstanding (voting together as a single class), by notice in writing to the Company (and to the Trustee if the notice is given by the applicable Holders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Outstanding Securities of each such series, together with all accrued and unpaid interest, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

Notwithstanding the foregoing, in the case of an Event of Default specified in Section 6.01(d) or 6.01(e), the entire principal amount of the Outstanding Securities plus accrued and unpaid interest, if any, will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

After a declaration of acceleration under Section 6.01(a), Section 6.01(b) or Section 6.01(c) or any automatic acceleration under Sections 6.01(d) or 6.01(e), the Holders of a majority in principal amount of the Outstanding Securities of any series (each such series voting as a separate class) may rescind such acceleration with respect to the Securities of such series (x) if all existing Events of Default with respect to the Securities of such series, except for nonpayment of the principal and interest on the Securities of such series that have become due solely as a result of such acceleration, have been cured or waived and (y) if rescission of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction.

The Holders of a majority in principal amount of the Outstanding Securities of all affected series (voting together as a single class) may, by written notice to the Company and the Trustee, also waive an existing or past Default or Event of Default, except a default in the payment of principal of or interest on any Outstanding Security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all affected Holders.

For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared or become due and payable pursuant to the provisions hereof, then, from and after such acceleration or declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.

Section 6.03.                         Collection Suit by Trustee; Trustee May File Proofs of Claim.  If an Event of Default in payment of principal or interest specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust for the whole amount of principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent lawful, overdue installments of interest, in each case at the rate specified in the affected Securities, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee hereunder.

The Trustee may file proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee hereunder) and the Holders allowed in any judicial proceedings relating to the Company or its creditors or property, and is entitled and empowered to collect, receive and distribute any money, securities or other property payable or deliverable upon conversion or exchange of the Securities or upon any such claims.  Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee hereunder.  Nothing in the Indenture will be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.04.                         Priority.  If the Trustee collects any money or property pursuant to this Article, it shall pay out the money or property in the following order:

First:  to the Trustee for all amounts due hereunder;

Second:  to Holders for amounts then due and unpaid for principal of and interest on the Securities of the affected series, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of the affected series for principal and interest; and

Third:  to the Company or as a court of competent jurisdiction may direct.

The Trustee, upon written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section.

Section 6.05.                         Limitation on Suits.  No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(i)                                     such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(ii)                                  the Holders of not less than 25% in aggregate principal amount of the affected Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(iii)                               such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against any costs, liabilities or expenses to be incurred in compliance with such request;

(iv)                              the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(v)                                 no direction, in the opinion of the Trustee, inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the affected Securities then Outstanding;

it being understood and intended that no one or more Holders of any Securities of any series shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of the applicable series.

Section 6.06.                         Unconditional Right of Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed or provided for in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.

Section 6.07.                         Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.08.                         Rights and Remedies Cumulative.  Except as otherwise provided in Section 2.09 or Section 6.05 , no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or exercise of any right or remedy hereunder shall not prevent the concurrent assertion or exercise of any other appropriate right or remedy.

Section 6.09.                         Delay or Omission Not Waiver.  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.10.                         Control by Holders.  The Holders of a majority in aggregate principal amount of the Securities of all affected series (voting together as a single class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of each such series by the Indenture; provided, however, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture. The Trustee shall have the right to decline to follow any such direction if the Trustee shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that  the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.  Prior to acting hereunder, the Trustee shall be entitled to indemnity or security satisfactory to it against loss, liability or expense that may be incurred in connection with such action.

Section 6.11.                         Waiver of Past Defaults.  Except as otherwise provided in Section 6.01, Section 6.06 and Section 9.02, the Holders of a majority in aggregate principal amount of the Outstanding Securities affected may, by notice to the Trustee and the Company, waive a past or existing Default or Event of Default and its consequences on behalf of the Holders of all Outstanding Securities with respect to such Default or Event of Default.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.12.                         Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, in either case in respect of the applicable series of Securities, a court may require any party litigant (other than the Trustee) in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorney’s fees, against any party litigant (other than the Trustee) in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant; but the provisions of this Section 6.12 shall not apply to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities or to a suit instituted by a Holder to enforce payment of principal of or interest on any Security on the respective due dates expressed or provided for in such Security.

Section 6.13.                         Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue, in its own name or as trustee of an express trust, any available remedy by proceeding at law or in equity to collect the payment of principal of and interest on the applicable series of Securities or to enforce the performance of any provision of the applicable series of Securities or the Indenture.  The Trustee may maintain a proceeding even if it does not possess any of the applicable Securities or does not produce any of them in the proceeding.

Section 6.14.                         Waiver of Stay or Extension Laws.  The Company covenants, to the extent that it may lawfully do so, that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of the Indenture.  The Company hereby expressly waives, to the extent that it may lawfully do so, all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
TRUSTEE

Section 7.01.                         General.  The duties and responsibilities of the Trustee are as provided by the Trust Indenture Act and as set forth herein.  Whether or not expressly so provided, every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to this Article.

(a)                                 Except during the continuance of an Event of Default, the Trustee need perform only those duties that are specifically set forth in the Indenture and no others, and no implied covenants or obligations will be read into the Indenture against the Trustee.  In case an Event of Default has occurred and is continuing, the Trustee shall exercise those rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

(b)                                 No provision of the Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.

Section 7.02.                         Certain Rights of Trustee.  Subject to Trust Indenture Act Sections 315(a) through (d):

(1)                     In the absence of bad faith on its part, the Trustee may rely, and will be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document, but, in the case of any document which is specifically required to be furnished to the Trustee pursuant to any provision hereof, the Trustee shall examine the document to determine whether it conforms to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(2)                     Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate and/or an Opinion of Counsel, each conforming to Section 1.02, and the Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(3)                       The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(4)                     The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(5)                     The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers or for any action it takes or omits to take in accordance with the direction of the Holders in accordance with Section 6.10 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Indenture.

(6)                     The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(7)                     No provision of the Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder, or in the exercise of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.

(8)                       The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder.

(9)                       The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(10)                In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(11)                The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03.                         Individual Rights of Trustee.  The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee.  Any Agent may do the same with like rights.  However, the Trustee is subject to Trust Indenture Act Sections 310(b) and 311.  For purposes of Trust Indenture Act Section 311(b)(4) and (6):

(a)                                 “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b)                                 “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 7.04.                         Trustee’s Disclaimer.  The recitals contained herein and in the Notes (except in the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee (i) makes no representation as to the validity or adequacy of the Indenture or the Securities, (ii) is not accountable for the Company’s use or application of the proceeds from the Securities and (iii) is not responsible for any statement in the Securities other than its certificate of authentication.

Section 7.05.                         Notice of Default.  If any Default occurs and is continuing and is actually known to a Responsible Officer of the Trustee in respect of any Securities, the Trustee will send notice of the Default to each Holder of Securities of the affected series within 90 days after it occurs, unless the Default has been cured; provided, that, except in the case of a default in the payment of the principal of or interest on any Securities of the affected series, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interest of the Holders of Securities of the affected series.  Notice to Holders under this Section will be given in the manner and to the extent provided in Trust Indenture Act Section 313(c).

Section 7.06.                         Reports by Trustee to Holders.  Within 60 days after each May 15, beginning with May 15, 2018, the Trustee will mail to each Holder, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15, if required by Trust Indenture Act Section 313(a).

Section 7.07.                         Compensation and Indemnity.

(a)                                 The Company will pay the Trustee compensation as agreed upon in writing for its services.  The compensation of the Trustee is not limited by any law on compensation of a Trustee of an express trust.  The Company will reimburse the Trustee upon request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee, including the reasonable compensation and expenses of the Trustee’s agents and counsel.

(b)                                 The Company will indemnify the Trustee (and its officers, agents, directors and employees) for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or willful misconduct on its part arising out of or in connection with the acceptance or administration of the Indenture and its duties under the Indenture and the Securities, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under the Indenture and the Securities.  The Trustee shall notify the Company in writing promptly of any claim asserted against the Trustee or any of its agents for which it may seek indemnity.  The Company shall defend the claim and the Trustee shall cooperate and may participate in the defense.  The Trustee and its agents subject to the claim may have separate counsel if the Trustee concludes that there exists a conflict of interest between the Company and the Trustee and its agents subject to the claim in connection with such defense.  The Company need not pay for any settlement made without its written consent, not to be unreasonably withheld.  The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through the Trustee’s negligence or willful misconduct.

(c)                                  To secure the Company’s payment obligations in this Section, the Trustee will have a lien prior to the Securities on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of and interest on particular Securities.

(d)                                 The Company’s obligations under this Section 7.07 shall survive any resignation or removal of the Trustee or any termination of this Indenture.

(e)                                  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(d) or Section 6.01(e), the expenses and compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.08.                         Replacement of Trustee.  (a) (1) The Trustee may resign with respect to one or more series of Securities at any time by providing 30 days prior written notice to the Company.

(2)                       The Trustee may be removed with respect to a series of Securities at any time by written notice to the Trustee from the Holders of a majority in principal amount of such series of Securities at the time Outstanding.

(3)                       If the Trustee is no longer eligible under Section 7.10 or in the circumstances described in Trust Indenture Act Section 310(b), any Holder of the affected series of Securities that satisfies the requirements of Trust Indenture Act Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee with respect to such series and the appointment of a successor Trustee with respect to such series.

(4)                       The Company may remove the Trustee with respect to one or more series of Securities if: (i) the Trustee is no longer eligible under Section 7.10, (ii) the Trustee is adjudged a bankrupt or an insolvent, (iii) a receiver or other public officer takes charge of the Trustee or its property, or (iv) the Trustee becomes incapable of acting.

A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

(a)                                 If the Trustee has been removed by the Holders of a series of Securities, Holders of a majority in principal amount of such series of Securities at the time Outstanding may appoint a successor Trustee with respect to such series with the consent of the Company.  Otherwise, if the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee with respect to the affected series of Securities.  If the successor Trustee does not deliver its written acceptance within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of such series of Securities at the time Outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the affected series of Securities.

(b)                                 Upon delivery by the successor Trustee of a written acceptance of its appointment to the retiring Trustee and to the Company, (i) the retiring Trustee will transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07, (ii) the resignation or removal of the retiring Trustee will become effective, and (iii) the successor Trustee will have all the rights, powers and duties of the Trustee with respect to the affected series of Securities under the Indenture.  Upon request of any successor Trustee, the Company will execute any and all instruments for fully vesting in and confirming to the successor Trustee all such rights, powers and trusts.  The Company will give notice of any resignation and any removal of the Trustee with respect to a series of Securities and each appointment of a successor Trustee to all Holders of the affected series of Securities, and include in the notice the name of the successor Trustee and the address of its Corporate Trust Office.

(c)                                  Notwithstanding replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

(d)                                 The Trustee agrees to give the notices provided for in, and otherwise comply with, Trust Indenture Act Section 310(b).

Section 7.09.                         Successor Trustee by Merger.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act will be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in the Indenture.  In case any Securities of any series shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver such Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.10.                         Eligibility.   Each Trustee must always satisfy the requirements of Trust Indenture Act Section 310(a) and has a combined capital and surplus of at least $25,000,000 as set forth in its most recent published annual report of condition.

Section 7.11.                         Money Held in Trust.  The Trustee will not be liable for interest on any money received by it except as it may agree in writing with the Company.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article 8.

ARTICLE 8
DEFEASANCE AND DISCHARGE

Section 8.01.                         Discharge of Company’s Obligations.  (a) Subject to paragraph (b), the Company’s obligations under the Securities and the Indenture will terminate with respect to the Securities of any series if:

(1)                       all Securities of such series previously authenticated and delivered (other than (i) destroyed, lost or stolen Securities that have been replaced or (ii) Securities that are paid pursuant to Section 3.01 or (iii) Securities for whose payment money or Governmental Obligations have been held in trust and then repaid to the Company pursuant to Section 8.06) have been delivered to the Trustee for cancellation and the Company has paid all sums due and payable by it with respect to such Securities of such series; or

(2)                               (i)                              the Securities of such series mature within one year, or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption,

(ii)                        the Company irrevocably deposits or causes to be deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders of Securities of such series, money or Governmental Obligations or a combination thereof sufficient, without consideration of any reinvestment, to pay principal of and interest on the Securities of such series to maturity or redemption, as the case may be, and to pay all other sums due and payable by it hereunder with respect to such series,

(iii)                     no Event of Default with respect to the Outstanding Securities of such series has occurred and is continuing on the date of the deposit,

(iv)                    the deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound, and

(v)                       the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the satisfaction and discharge of the Indenture have been complied with.

(a)                                 After satisfying the conditions in clause (1), only the Company’s obligations with respect to the Securities of such series under Section 7.06  will survive.  After satisfying the conditions in clause (2), only the Company’s obligations in Sections 2.07, 2.08, 2.14, 3.02, 7.06, 7.07, 8.05 and 8.06 will survive, as well as the rights of Holders of outstanding Securities of such series to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on Securities of such series when such payments are due.  In either case, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Securities of such series and the Indenture other than the surviving obligations.

Section 8.02.                         Legal Defeasance.  After the 123rd day following the deposit referred to in clause (1) of this Section 8.02, the Company will be deemed to have paid and will be discharged from its obligations in respect of the Securities of such series and the Indenture, other than its obligations in Sections 2.07, 2.08, 2.14, 3.02, 7.07, 7.08, 8.05 and 8.06, and Holders of outstanding Securities of such series will have the right to receive solely from the trust fund described in Section 8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of and interest on Securities of such series when such payments are due, provided the following conditions have been satisfied:

(1)                     The Company has irrevocably deposited or caused to be deposited in trust with the Trustee, as trust funds solely for the benefit of the Holders of Securities of such series, money or Governmental Obligations or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certificate thereof delivered to the Trustee (or, if two or more nationally recognized firms of independent accountants decline to issue such opinion as a matter of policy, in the opinion of the Company’s chief financial officer), without consideration of any reinvestment, to pay principal of and interest on the Securities of such series to maturity or redemption, as the case may be, provided that any redemption before maturity has been irrevocably provided for under arrangements satisfactory to the Trustee.

(2)                     No Event of Default with respect to the Outstanding Securities of such series has occurred and is continuing on the date of the deposit or occurs at any time during the 123-day period following the deposit.

(3)                     The deposit will not result in a breach or violation of, or constitute a default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound.

(4)                     The Company has delivered to the Trustee either (x) a ruling received from or published by the Internal Revenue Service to the effect that the beneficial owners of the Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case or (y) an Opinion of Counsel, based on a change in law after the date of the Indenture, to the same effect as the ruling described in clause (x).

(5)                     If the Securities of such series are listed on a national securities exchange, the Company has delivered to the Trustee an Officer’s Certificate to the effect that the deposit and defeasance will not cause the Securities to be delisted.

(6)                     The Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance have been complied with.

Prior to the end of the 123-day period, none of the Company’s obligations under the Indenture in respect of the Securities of such series will be discharged.  Thereafter, the Trustee upon request will acknowledge in writing the discharge of the Company’s obligations under the Securities of such series and the Indenture in respect of the Securities of such series except for the surviving obligations specified above.

Section 8.03.                         Covenant Defeasance.  After the 123rd day following the deposit referred to in clause (1) of Section 8.02, the Company’s obligations set forth in Sections 3.04 and 3.06 as well as any additional covenants so specified in a supplemental indenture for such series of Securities, will terminate in respect of the Securities of the applicable series, and clause (c) of Section 6.01 will no longer constitute an Event of Default in respect of such Securities, provided the following conditions have been satisfied:

(1)                     The Company has complied with clauses (1), (2), (3), (4), (5) and (6) of Section 8.02; and

(2)                     the Company has delivered to the Trustee an Opinion of Counsel stating that the beneficial owners will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would otherwise have been the case.

Except as specifically stated above, none of the Company’s obligations under the Indenture will be discharged.

Section 8.04.                         Application of Trust Money.  Subject to Section 8.05, the Trustee will hold in trust the money or Governmental Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, and apply the deposited money and the proceeds from deposited Governmental Obligations to the payment of principal of and interest on the Securities of the applicable series in accordance with the Securities of such series and the Indenture.  Such money and Governmental Obligations need not be segregated from other funds except to the extent required by law.

Section 8.05.                         Repayment of Moneys Held by Paying Agent.  In connection with the satisfaction and discharge of the Indenture with respect to Securities of any series, all moneys or Governmental Obligations then held by any paying agent under the provisions of the Indenture with respect to such series of Securities shall, upon demand of the Company, be repaid to the Company or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

Section 8.06.                         Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years.  Subject to Sections 7.07, 8.01, 8.02 and 8.03 and applicable abandoned property laws, the Trustee will promptly pay to the Company upon request any excess money or property held by the Trustee at any time and thereupon be relieved from all liability with respect to such money or property.  The Trustee will pay to the Company upon request any money or property held for payment with respect to any Security of any series that remains unclaimed for two years; provided, that before making such payment the Trustee may at the expense of the Company publish once in a newspaper of general circulation in New York City, or send to each Holder entitled to such money, notice that the money remains unclaimed and that after a date specified in the notice (at least 30 days after the date of the publication or notice) any remaining unclaimed balance of money will be repaid to the Company.  After payment to the Company, Holders entitled to such money must look solely to the Company for payment, unless applicable law designates another Person, and all liability of the Trustee with respect to such money will cease.

Section 8.07.                         Reinstatement.  If and for so long as the Trustee is unable to apply any money or Governmental Obligations held in trust pursuant to 8.01, 8.02 or 8.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities of the applicable series will be reinstated as though no such deposit in trust had been made.  If the Company makes any payment of principal of or interest on Securities of the applicable series because of the reinstatement of its obligations, it will be subrogated to the rights of the Holders of such Securities of the applicable series to receive such payment from the money or Governmental Obligations held in trust.

ARTICLE 9
AMENDMENTS

Section 9.01.                         Supplemental Indentures Without Consent of Holders.  Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may amend or modify this Indenture or the Securities of any series or enter into one or more indentures supplemental hereto for any of the following purposes:

(i)                                     to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants, agreements and obligations of the Company herein and in any series of Securities; or

(ii)                                  to add to the covenants of the Company for the benefit of the Holders of any series, or to surrender any right or power herein conferred upon the Company under this Indenture; or

(iii)                               to evidence and provide for a successor Trustee with respect to the Securities of any series or to add to or change any provision to the extent necessary to appoint a separate Trustee for a specific series of Securities; or

(iv)                              to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, that such action pursuant to this clause  (iv) shall not adversely affect the rights of the Holders of any Security in any material respect; or

(v)                                 to add any additional Events of Default for the benefit of the Holders of any series; or

(vi)                              to provide for any guarantee for the benefit of the Holders of the Securities of any series, to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of any series any property or assets or to confirm and evidence the release, termination or discharge of any such guarantee or security for the Securities of any series when such release, termination or discharge is permitted by the Indenture; or

(vii)                           to supplement any provision of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance or discharge of any series of Securities; provided, that such change or modification does not adversely affect the interests of the Holders of any Security; or

(viii)                        to add, change or eliminate any provision of this Indenture applying to one or more series of Securities; provided, that the Company deems such action necessary or advisable and that such action does not adversely affect the interests of any Holder of any series of Securities in any material respect; or

(ix)                              to add, change or eliminate any provision of this Indenture to comply with the Trust Indenture Act, or

(x)                                 to provide for the issuance of additional debt securities of any series ranking equally with the Securities (other than the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities); or

(xi)                              to conform the text of this Indenture or the Securities to any provision of the “Description of Notes” section or equivalent section of any prospectus, prospectus supplement, offering memorandum, offering circular or any other document pursuant to which the Securities of such Series were offered; or

(xii)                           to provide for uncertificated Securities in addition to or in place of certificated Securities.

Section 9.02.                         Supplemental Indentures with Consent of Holders.  With the written consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of all series affected by such amendment or supplemental indenture (voting together as a single class), by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security of a particular series affected thereby,

(i)                                     reduce the rate of or change the time for payment of interest on the Securities of such series

(ii)                                  reduce the principal amount, or extend the fixed maturity, of the Securities of such series; or

(iii)                               reduce any redemption price or repurchase price of such series of Securities or amend or modify in any manner adverse to the Holders of such series the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(iv)                              make any Security of such series payable in money other than that stated in such Security or other than in accordance with the provisions of this Indenture; or

(v)                                 impair the right of any Holder of such series to receive payment of principal or interest on the Securities of such series on or after the due dates therefor, including waiving any Default with respect to the payment of principal or interest thereon, or to institute suit for the enforcement of any payment on or with respect to the Securities of such series on or after such due dates; or

(vi)                              change the ranking of the Securities of such series in a manner adverse to the Holders of such series; or

(vii)                           make any change in the amendment or waiver provisions which require the consent of each Holder of such series affected by such amendment or waiver; or

(viii)                        reduce the percentage in principal amount Outstanding of the Securities which must consent to an amendment, supplement or waiver or consent to take any action; or

(ix)                              modify any of the provisions of this Section 9.02 or Section 6.11, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security of such series affected thereby.

An amendment, supplemental indenture or waiver which changes, eliminates or waives any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

Except as otherwise provided by the terms of the supplemental indenture, an amendment, supplement or waiver under this Section 9.02 will become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the Outstanding Securities of such series affected thereby.  After an amendment, supplement or waiver under this Section becomes effective, the Company will send to the Holders affected thereby a notice (with a copy to the Trustee) briefly describing the amendment, supplement or waiver.  Any failure of the Company to send such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act approves the substance thereof.

Section 9.03.                         Execution of Supplemental Indentures.  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by Article 9 or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 1.02, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  Subject to the preceding sentence, the Trustee shall sign such supplemental indenture if the same does not adversely affect the Trustee’s own rights, duties or immunities under this Indenture or otherwise.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture that adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04.                         Effect of Supplemental Indentures.  Except as otherwise provided by the terms of the supplemental indenture, upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of each series of Securities affected thereby shall be bound thereby, whether any such Security is theretofore or thereafter authenticated and delivered hereunder.  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the applicable Holder to deliver it to the Trustee so that the Trustee may place an appropriate notation of the changed terms on the Security and return it to such Holder, or exchange it for a new Security that reflects the changed terms.  The Trustee may also place an appropriate notation on any Security thereafter authenticated.  However, the effectiveness of the amendment, supplement or waiver is not affected by any failure to annotate or exchange Securities in this fashion.

Section 9.05.                         Conformity with Trust Indenture Act.  Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 9.06.                         Payments for Consents.  Neither the Company nor any of its subsidiaries or affiliates may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to every Holder of each series of Securities affected thereby that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.

Section 9.07.                         Reference in Securities to Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 shall bear a notation in form approved by the Company for such series as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for the Securities of such series then Outstanding.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

FLEX LTD.

By:	/s/ Manny Marimuthu
	Name:	Manny Marimuthu
	Title:	Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Paula Oswald
	Name:	Paula Oswald
	Title:	Vice President

[SIGNATURE PAGE TO INDENTURE]